EMPLOYMENT AGREEMENT

This Agreement (this “Agreement”), dated as of October 22, 2013 (sometimes the “Effective Date”), by and between 3D Total Solutions, Inc., a Delaware corporation with principal executive offices at 75 Danbury Road, Ridgefield, Connecticut 06877, (the “Company”), and James Endee, residing at 38 Ridgecrest Drive, Ridgefield, Connecticut 06877 (the “Executive”)

WITNESSETH:

WHEREAS, the Company desires to employ the Executive as Chief Operating Officer of the Company, and the Executive desires to serve the Company in such capacity, upon the terms and subject to the conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Employment.

(a) Services. The Executive will be employed by the Company, starting October 22, 2013 as Chief Operating Officer. The Executive will report to the President of the Company and shall perform such duties as are consistent with his position as Chief Operating Officer (as applicable, the “Services”). The Executive agrees to perform such duties faithfully, to devote a satisfactory amount of hours per month to the business of the Company, recognizing that it is currently a part-time obligation, and while he remains employed by the Company, not to engage in any other business activity that is in conflict with the objectives and business of the Company.

(b) Acceptance. Executive hereby accepts such employment and agrees to render the Services.

2. Term.

The Executive’s employment under this Agreement (the “Term”) shall commence as of the Effective Date and shall continue for a term of three years unless sooner terminated pursuant to Section 8 of this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing protection of Confidential Information shall continue in effect as specified in Section 5 hereof and survive the expiration or termination hereof.

3. Best Efforts; Place of Performance.

(a) The Executive shall use his best efforts to advance the best interests of the Company and shall not during the Term be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, that will adversely affect, or negatively reflect upon, the Company.

(b) The duties to be performed by the Executive hereunder shall be performed at the office of the Company when necessary, subject to reasonable travel requirements on behalf of the Company, or such other place as the Board may reasonably designate.

4. Compensation. As full compensation for the performance by the Executive of his duties under this Agreement, the Company shall pay the Executive as follows:

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(a) An aggregate of Three Million (3,000,000) shares of the Company’s Common Stock, issuable 250,000 shares at a time quarterly commencing on the effective date of this Agreement, and on each three month anniversary of such date during the term hereof, provided this Agreement remains in effect. The Executive agrees that he will not sell more than 80,000 shares of Common Stock of the Company during any one month, which restriction is a condition of issuance and shall remain in full force and effect in the event of termination of this Agreement for any reason.

(b) Expenses. The Company shall reimburse the Executive for all normal, usual and necessary expenses incurred by the Executive in furtherance of the business and affairs of the Company, including reasonable travel and entertainment, upon timely receipt by the Company of appropriate vouchers or other proof of the Executive’s expenditures and otherwise in accordance with any expense reimbursement policy as may from time to time be adopted by the Company.

5. Confidential Information and Inventions.

(a) The Executive recognizes and acknowledges that in the course of his duties he is likely to receive confidential or proprietary information owned by the Company, its affiliates or third parties with whom the Company or any such affiliates has an obligation of confidentiality. Accordingly, during and after the Term, the Executive agrees to keep confidential and not disclose or make accessible to any other person or use for any other purpose other than in connection with the fulfillment of his duties under this Agreement, any Confidential and Proprietary Information (as defined below) owned by, or received by or on behalf of, the Company or any of its affiliates. “Confidential and Proprietary Information” shall include, but shall not be limited to, confidential or proprietary scientific or technical information, data, and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to development programs, costs, revenues, marketing, investments, sales activities, promotions, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company or of any affiliate or client of the Company. The Executive expressly acknowledges the trade secret status of the Confidential and Proprietary Information and that the Confidential and Proprietary Information constitutes a protectable business interest of the Company. The Executive agrees: (i) not to use any such Confidential and Proprietary Information for himself or others; and (ii) not to take any Company material or reproductions (including but not limited to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof from the Company’s offices at any time during his employment by the Company, except as required in the execution of the Executive’s duties to the Company. The Executive agrees to return immediately all Company material and reproductions (including but not limited, to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof in his possession to the Company upon request and in any event immediately upon termination of employment.

(b) Except with prior written authorization by the Company, the Executive agrees not to disclose or publish any of the Confidential and Proprietary Information, or any confidential, technical or business information of any other party to whom the Company or any of its affiliates owes an obligation of confidence, at any time during or after his employment with the Company.

(c) The Executive agrees that all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by him, either alone or in conjunction with others, through the use of the resources of the Company or directly related to the business of the Company (the “Inventions”) during the Term shall be the sole property of the Company to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101). The Company shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in the Inventions. The Executive hereby assigns to the Company all right, title and interest he may have or acquire in all such Inventions; provided, however, that the Board of Directors of the Company may in its sole discretion agree to waive the Company’s rights pursuant to this Section 6(c). The Executive further agrees to assist the Company in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights or other rights on such Inventions in any and all countries, and to that end the Executive will execute all documents necessary:

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(i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

(d) The Executive acknowledges that while performing the Services under this Agreement the Executive may locate, identify and/or evaluate patented or patentable inventions or other business opportunities (the “Third Party Inventions”) having commercial potential in the fields of networking and telecommunication services, voice-over-internet protocol services and related systems and other fields which may be of potential interest to the Company or one of its affiliates. The Executive understands, acknowledges and agrees that all rights to, interests in or opportunities regarding, all Third-Party Inventions identified by the Company, any of its affiliates or either of the foregoing persons’ officers, directors, employees (including the Executive), agents or consultants during the Term shall be and remain the sole and exclusive property of the Company or such affiliate and the Executive shall have no rights whatsoever to such Third-Party Inventions and will not pursue for himself or for others any transaction relating to the Third-Party Inventions which is not on behalf of the Company. Notwithstanding the foregoing, if the Company, having been presented with the opportunity by the Executive to pursue such Third Party Inventions, chooses not to do so, then Executive may pursue such Third Party Inventions himself without accounting to the Company therefore, subject to Section 1(a) hereof.

(e) Executive agrees that he will promptly disclose to the Company, or any persons designated by the Company, all improvements, Inventions made or conceived or reduced to practice or learned by him, either alone or jointly with others, during the Term.

(f) The provisions of this Section 6 shall survive any termination of this Agreement.

6. Non-Competition, Non-Solicitation and Non-Disparagement.

(a) The Executive understands and recognizes that his services to the Company are special and unique and that in the course of performing such services the Executive will have access to, and knowledge of, Confidential and Proprietary Information (as defined in Section 5) and the Executive agrees that, during the Term and for a period of 12 months thereafter, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity (“Person”), enter into or engage in any business which is engaged in any business directly competitive with the business of the Company, either as an individual for his own account, or as a partner, joint venturer, owner, executive, employee, independent contractor, principal, agent, consultant, salesperson, officer, director or shareholder of a Person in a business competitive with the Company within the geographic area of the Company’s business, which is deemed by the parties hereto to be nationwide. The Executive acknowledges that, due to the unique nature of the Company’s business, the loss of any of its clients or business flow or the improper use of its Confidential and Proprietary Information could create significant instability and cause substantial damage to the Company and its affiliates and therefore the Company has a strong legitimate business interest in protecting the continuity of its business interests and the restriction herein agreed to by the Executive narrowly and fairly serves such an important and critical business interest of the Company. For purposes of this Agreement, the Company shall be deemed to be actively engaged on the date hereof in the development and commercialization of 3D printing devices and related systems and in the future in any other business in which it actually devotes substantive resources to study, develop or pursue. Notwithstanding the foregoing, nothing contained in this Section 6(a) shall be deemed to prohibit the Executive from (i) acquiring or holding, solely for investment, publicly traded securities of any corporation, some or all of the activities of which are competitive with the business of the Company so long as such securities do not, in the aggregate, constitute more than four percent (4%) of any class or series of outstanding securities of such corporation. This Section 6(a) shall not be enforceable by the Company against Executive if the Executive (i) is terminated by the Company without Cause; or (ii) terminates this Agreement for Good Reason.

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(b) During the Term and for a period of 12 months thereafter, the Executive shall not, directly or indirectly, without the prior written consent of the Company:

(i) solicit or induce any employee of the Company or any of its affiliates to leave the employ of the Company or any such affiliate; or hire for any purpose any employee of the Company or any affiliate or any employee who has left the employment of the Company or any affiliate within one year of the termination of such employee’s employment with the Company or any such affiliate or at any time in violation of such employee’s non-competition agreement with the Company or any such affiliate; or

(ii) solicit or accept employment or be retained by any Person who, at any time during the term of this Agreement, was an agent, client or customer of the Company or any of its affiliates where his position will be related to the business of the Company or any such affiliate; or

(iii) solicit or accept the business of any agent, client or customer of the Company or any of its affiliates with respect to products or services which compete directly with the products or services provided or supplied by the Company or any of its affiliates.

(iv) Notwithstanding the foregoing, Sections 6(b)(ii) and 6(b)(iii) shall not be enforceable by the Company against Executive if the Executive (i) is terminated by the Company without Cause; or (ii) terminates this Agreement for Good Reason.

(c) The Company and the Executive each agree that both during the Term and at all times thereafter, neither party shall directly or indirectly disparage, whether or not true, the name or reputation of the other party or any of its affiliates, including but not limited to, any officer, director, employee or shareholder of the Company or any of its affiliates.

(d) In the event that the Executive breaches any provisions of Section 5 or this Section 6 or there is a threatened breach, then, in addition to any other rights which the Company may have, the Company shall be entitled, without the posting of a bond or other security, to seek injunctive relief to enforce the restrictions contained in such Sections, in addition to any other remedies at law or in equity to which the Company may be entitled.

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(e) Each of the rights and remedies enumerated in Section 6(d) shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the covenants contained in this Section 6, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants contained in this Section 6 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form such provision shall then be enforceable.

(f) In the event that an actual proceeding is brought in equity to enforce the provisions of Section 5 or this Section 6, the Executive shall not use as a defense that there is an adequate remedy at law nor shall the Company be prevented from seeking any other remedies which may be available.

(g) The provisions of this Section 6 shall survive any termination of this Agreement.

7. Representations and Warranties by the Executive.

The Executive hereby represents and warrants to the Company as follows:

(i) Neither the execution or delivery of this Agreement nor the performance by the Executive of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default or breach of any covenant or obligation under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Executive is a party or by which he is bound.

(ii) The Executive has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Executive enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Executive to execute and deliver this Agreement or perform his duties and other obligations hereunder.

(iii) Executive’s investment in restricted securities is reasonable in relation to the Executive’s net worth. Executive has had experience in investments in restricted and publicly traded securities, and Executive has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Executive acknowledges that an investment in the Common Stock is speculative and involves the risk of loss. Executive has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Executive can afford the risk of loss of his entire investment in the Common Stock.

(iv) Executive is acquiring the Common Stock for the Executive’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

8. Termination. Either party has the right to terminate this Agreement upon thirty days written notice to the other party. Upon such termination, the Executive shall not be entitled to any further compensation set forth in Section 4 above.

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9. Miscellaneous.

(a) This Agreement shall be exclusively governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut, without giving effect to its principles of conflicts of law. Each of the parties hereto submits to the exclusive jurisdiction of the United States District Court in Fairfield County, Connecticut, or if such court lacks subject matter jurisdiction, to the jurisdiction of the highest Court of the State of Connecticut, County of Fairfield with respect to any dispute arising from the Executive’s employment with the Company or to any matter of interpretation of this Agreement or the respective rights or obligations of each of the parties hereof (whether or not any such party is otherwise subject to the jurisdiction or venue of such Court). Each of the parties hereto specifically waives any objection which it may otherwise have to the jurisdiction or venue of any of such Courts or that such Courts are an inconvenient forum and acknowledges that service of process may be made by mailing a copy thereof in accordance with the provisions of this Agreement.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

(c) This Agreement, and the Executive’s rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets or other Change of Control.

(d) This Agreement cannot be amended orally, or by any course of conduct or dealing, but only by a written agreement signed by the parties hereto.

(e) The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and such terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

(f) All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be delivered personally or by an overnight courier service or sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the addresses set forth on the first page of this Agreement, and shall be deemed given when so delivered personally or by overnight courier, or, if mailed, five days after the date of deposit in the United States mails. Either party may designate another address, for receipt of notices hereunder by giving notice to the other party in accordance with this paragraph (f).

(g) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

(h) As used in this Agreement, “affiliate” of a specified Person shall mean and include any Person controlling, controlled by or under common control with the specified Person.

(i) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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(j) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

3D Total Solutions, Inc.

By: ___________________________________
Name:
Title:

Executive

By: ___________________________________
Name: James Endee

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